                                EXHIBIT 99.02

                           KELLOGG COMPANY SALARIED

                         SAVINGS AND INVESTMENT PLAN

                          ANNUAL REPORT ON FORM 11-K

                  FOR THE FISCAL YEAR ENDED OCTOBER 31, 1994

                       SECURITIES AND EXCHANGE COMMISSION

                             WASHINGTON, D.C. 20549

                                   FORM 11-K

                 ANNUAL REPORT PURSUANT TO SECTION 15(D) OF THE
                        SECURITIES EXCHANGE ACT OF 1934


(Mark One)


/X/      Annual report pursuant to Section 15(d) of the Securities and Exchange
Act of 1934 (Fee required)

         For the fiscal year ended OCTOBER 31, 1994

                                      OR

/ /      Transition report pursuant to Section 15(d) of the Securities and
Exchange Act of 1934 (No fee required)

         For the transition period from _______________ to _______________

         Commission file number 1-4171

         A. Full title of the plan and the address of the Plan, if different from that of the issuer named below:

                 KELLOGG COMPANY SALARIED SAVINGS AND INVESTMENT PLAN


         B. Name of issuer of the securities held pursuant to the plan and the address of its principal executive office:

                                KELLOGG COMPANY
                               ONE KELLOGG SQUARE
                       BATTLE CREEK, MICHIGAN 49016-3599

KELLOGG COMPANY SALARIED
SAVINGS AND INVESTMENT PLAN
FINANCIAL STATEMENTS
AND SCHEDULES
OCTOBER 31, 1994

KELLOGG COMPANY SALARIED
SAVINGS AND INVESTMENT PLAN

INDEX TO OCTOBER 31, 1994 FINANCIAL STATEMENTS


                                                                     PAGE
Report of independent accountants                                      1

Financial statements as of October 31, 1994 and 1993 and for the year ended October 31, 1994:

  Statement of assets available for benefits                          2-3
  Statement of changes in assets available
   for benefits                                                        4

  Notes to financial statements                                      5-10

Schedules as of and for the year ended October 31, 1994:

  Schedule of assets held outside the master trust                    11

  Schedule of reportable transactions                                 12


                       REPORT OF INDEPENDENT ACCOUNTANTS

To the ERISA Finance Committee
and Participants of the Kellogg Company
Salaried Savings and Investment Plan


In our opinion, the accompanying statements of assets available for benefits and the related statement of changes in assets available for benefits present fairly, in all material respects, the assets available for benefits of the Kellogg Company Salaried Savings and Investment Plan at October 31, 1994 and 1993, and the changes in assets available for benefits for the year ended October 31, 1994, in conformity with generally accepted accounting principles. These financial statements are the responsibility of the plan's management; our responsibility is to express an opinion on these financial statements based on our audits. We conducted our audits of these statements in accordance with generally accepted auditing standards which require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements, assessing the accounting principles used and significant estimates made by management, and evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for the opinion expressed above.

Our audits were made for the purpose of forming an opinion on the basic financial statements taken as a whole. The additional information included on pages 11 and 12 is presented for purposes of additional analysis and is not a required part of the basic financial statements but is additional information required by ERISA. The fund information in the statements of assets available for benefits and the statement of changes in assets available for benefits is presented for purposes of additional analysis rather than to present the assets available for plan benefits and changes in assets available for benefits of each fund. The additional information and the fund information have been subjected to the auditing procedures applied in the audit of the basic financial statements and, in our opinion, are fairly stated in all material respects in relation to the basic financial statements taken as a whole.



PRICE WATERHOUSE LLP

Battle Creek, Michigan
March 3, 1995

KELLOGG COMPANY SALARIED                                                       2
SAVINGS AND INVESTMENT PLAN

STATEMENT OF ASSETS AVAILABLE FOR BENEFITS, WITH FUND INFORMATION
OCTOBER 31, 1994



                                                                                        FIXED                       COMPANY
                                                           LOAN           BOND         INCOME         EQUITY         STOCK
                                           TOTAL           FUND           FUND          FUND           FUND          FUND
ASSETS:
Receivables:
   Employer contributions               $    391,817   $        -    $   14,237   $    162,273    $    68,377      $   146,930
   Employee contributions                         96                                        96
   Interest                                   76,387                          4         76,383
                                           ---------    ---------     ---------     ----------      ---------       ----------
       Total receivables                     468,300                     14,241        238,752         68,377          146,930
                                           ---------    ---------     ---------     ----------      ---------       ----------

Investments:
   Plan's interest in Master Trust        93,050,541                  5,359,818      3,778,593     33,849,932       50,062,198
   Guaranteed investment contracts       255,403,672                               255,403,672
   Loans to participants                   3,465,644    3,465,644
   TBC Pooled Funds Daily Liquidity           14,702                                    14,702
                                         -----------    ---------     ---------    -----------     ----------       ----------
       Total investments                 351,934,559    3,465,644     5,359,818    259,196,967     33,849,932       50,062,198
                                         -----------    ---------     ---------    -----------     ----------       ----------
Assets available for benefits           $352,402,859   $3,465,644    $5,374,059   $259,435,719    $33,918,309      $50,209,128
                                        ============   ==========    ==========   ============    ===========      ===========



See accompanying notes to financial statements

KELLOGG COMPANY SALARIED                                                       3
SAVINGS AND INVESTMENT PLAN

STATEMENT OF ASSETS AVAILABLE FOR BENEFITS, WITH FUND INFORMATION
OCTOBER 31, 1993



                                                                                      FIXED                              COMPANY
                                                                  BOND               INCOME              EQUITY           STOCK
                                             TOTAL                FUND                FUND                FUND            FUND
Receivables:
   Employer contributions                $    374,141        $   16,411           $    134,963       $    62,702     $   160,065
   Interest                                       557                                      557
                                         ------------        ----------           ------------       -----------     -----------
       Total receivables                      374,698            16,411                135,520            62,702         160,065
                                         ------------        ----------           ------------       -----------     -----------


Investments:
   Plan's interest in Master Trust        109,106,939         6,631,239             18,378,075        29,881,522      54,216,103
   Guaranteed investment contracts        218,679,509                              218,679,509
   TBC Pooled Funds Daily Liquidity           206,573                 4                206,530                25              14
                                         ------------        ----------           ------------       -----------     -----------
       Total investments                  327,993,021         6,631,243            237,264,114        29,881,547      54,216,117
                                         ------------        ----------           ------------       -----------     -----------
Assets available for benefits            $328,367,719        $6,647,654           $237,399,634       $29,944,249     $54,376,182
                                         ============        ==========           ============       ===========     ===========




See accompanying notes to financial statements

KELLOGG COMPANY SALARIED                                                       4
SAVINGS AND INVESTMENT PLAN

STATEMENT OF CHANGES IN ASSETS AVAILABLE FOR BENEFITS, WITH FUND INFORMATION OCTOBER 31, 1994



                                                                                           FIXED                       COMPANY
                                                     LOAN              BOND                INCOME         EQUITY        STOCK
                                      TOTAL          FUND              FUND                FUND            FUND          FUND
Contributions:
   Employer                        $  5,615,849     $         -      $  208,302          $ 2,505,813   $   912,145    $ 1,989,589
   Employee                          12,104,928                         592,617            5,436,276     2,529,983      3,546,052
   Loans repaid                             986                                                  986
   Rollover from other qualified
    plans                               379,552                          65,264              189,435        82,842         42,011
                                     ----------     -----------         -------           ----------     ---------      ---------
       Total contributions           18,101,315                         866,183            8,132,510     3,524,970      5,577,652
                                     ----------     -----------         -------           ----------     ---------      ---------

Earnings on Investments:
   Plan's interest in income of
     Master Trust                     4,760,300                        (273,951)             426,741     1,406,088      3,201,422
   Interest income                   18,068,101                               4           18,043,986        24,109              2
   Trustee fees                         (55,034)                         (1,053)             (40,750)       (5,158)        (8,073)
   Administrative fees                 (152,262)                         (2,092)            (107,170)      (26,613)       (16,387)
                                     ----------     -----------         -------           ----------     ---------      ---------
       Total earnings on
         investments, net            22,621,105                        (277,092)          18,322,807     1,398,426      3,176,964
                                     ----------     -----------        -------            ----------     ---------      ----------
Net transfers between funds           3,465,644      3,465,644       (1,600,206)          11,380,957       491,555    (10,272,306)
Participant withdrawals             (16,811,843)                       (166,378)         (14,092,518)     (999,053)    (1,553,894)
Loans to participants                (3,466,631)                        (96,102)          (1,721,630)     (441,838)    (1,207,061)
Net transfers between Plans             125,550                                               13,959                      111,591
                                     ----------     -----------         -------           ----------     ---------    -----------
Net increase (decrease)              24,035,140      3,465,644       (1,273,595)          22,036,085     3,974,060     (4,167,054)

Assets available for benefits at
 beginning of year                  328,367,719                       6,647,654          237,399,634    29,944,249     54,376,182
                                    -----------     ----------        ---------          -----------    ----------     ----------
Assets available for benefits at
 end of year                       $352,402,859     $3,465,644       $5,374,059         $259,435,719   $33,918,309    $50,209,128
                                   ============     ==========       ==========         ============   ===========    ===========



See accompanying notes to financial statements

KELLOGG COMPANY SALARIED                                                       5
SAVINGS AND INVESTMENT PLAN

NOTES TO FINANCIAL STATEMENTS

1.  SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

    BASIS OF ACCOUNTING

    The accounts of the Kellogg Company Salaried Savings and Investment Plan ("the Plan") are maintained on the accrual basis. Expenses of administration are paid by the Plan.

    INVESTMENTS

    All investments are reported at current quoted market values except for guaranteed insurance contracts, which are reported at contract value and represent contributions made plus interest at the contract rate. The following investments exceeded five percent of the assets available for benefits at October 31, 1994 and 1993:

                                                            INTEREST                    OCTOBER 31,
          DESCRIPTION                                         RATE               1994              1993
          Morgan Bank GIC #40                                9.37%             $ 47,895,595       $ 43,792,261
          John Hancock GAC #5917-10000                       8.30%               33,910,889         47,398,082
          John Hancock GAC #5917-10001                       8.82%               52,274,469         47,831,482
          Protective Life Ins. GIC #807-A                    6.08%               17,769,730         16,786,338
          Plan's interest in Master Trust                   Variable             93,050,541        109,106,939

    ALLOCATION OF NET INVESTMENT INCOME TO PARTICIPANTS

    Net investment income related to the respective investment options described in Note 2 is allocated monthly to participant accounts in proportion to their respective ownership at the beginning of the month.

2.  PROVISIONS OF THE PLAN

    PLAN ADMINISTRATION

    The Plan is administered by the ERISA Administrative Committee appointed by Kellogg Company.

    PLAN PARTICIPATION

    Generally, all salaried employees of Kellogg Company and its U.S. subsidiaries are eligible to participate in the Plan.

KELLOGG COMPANY SALARIED                                                       6
SAVINGS AND INVESTMENT PLAN

NOTES TO FINANCIAL STATEMENTS


2.  PROVISIONS OF THE PLAN (CONTINUED)

    Subject to limitations prescribed by the Internal Revenue Service, participants may elect to contribute from 1 percent to 15 percent of their annual wages. Employee contributions not exceeding 5 percent of wages are matched by Kellogg Company at an 80 percent rate, with 12.5 percent of the Company match restricted for investment in the Kellogg Company stock fund. Employees may contribute to the Plan from their date of hire; however, the monthly contributions are not matched by the Company until the participant has completed one year of service.

    Participants of the Plan may elect to invest the contributions as well as their account balances in an equity, bond, fixed income or Kellogg Company stock fund or a combination thereof in multiples of one percent.

    VESTING

    Participant account balances are fully vested.

    PARTICIPANT LOANS

    Effective September 1, 1994, participants may borrow from their fund accounts a minimum of $1,000 up to a maximum equal to the lesser of $50,000 or 50% of their account balance. Loan transactions are treated as transfers between the Loan fund and the other funds. Loan terms range from 12 to 60 months. Interest is paid at a rate equal to one percent over the prime rate. Principal and interest are paid ratably through monthly payroll deductions.

    PARTICIPANT DISTRIBUTIONS

    Participants may elect to withdraw all or a portion of their contributions made after October 31, 1978, plus related net investment income. The withdrawal of any participant contributions which were not previously subject to income tax under a Plan option effective January 1, 1983, is restricted by Internal Revenue Service regulations. Under certain circumstances and subject to approval by the Trustees, participants may request withdrawal of a portion of Company contributions and their own contributions made prior to November 1, 1978, including net investment income thereon.

    Participants who terminate employment before retirement, by reasons other than death or disability, may remain in the Plan or receive payment of their account balances in a lump sum. If the account balance is less than $3,500 the terminated participant will receive the account balance in a lump sum.

    Participants are eligible to retire from the Company at age 62, upon reaching 55 with 20 years of service, or after 30 years of service. Upon retirement, disability, or death, a participant's account may be received in a lump sum or installment payments.

KELLOGG COMPANY SALARIED                                                       7
SAVINGS AND INVESTMENT PLAN

NOTES TO FINANCIAL STATEMENTS


3.  INCOME TAX STATUS

    The Plan administrator has received a favorable letter from the Internal Revenue Service regarding the Plan's qualification under applicable income tax regulations as an entity exempt from federal income taxes.

4.  MASTER TRUST

    Assets of the Plan have been combined for investment purposes with assets of the Kellogg Company American Federation of Grain Millers Savings and Investment Plan and Kellogg Company sponsored pension plans in a Master Trust.

    The Plan has an undivided interest in the assets held in the Master Trust in which interests are determined on the basis of cumulative funds specifically contributed on behalf of the Plan adjusted for an allocation of income. Such income allocation is based on the Plan's funds available for investment during the year.

    Master Trust assets held by the Plan and the Kellogg Company American Federation of Grain Millers Savings and Investment Plan at October 31, 1994 and November 1, 1993 and the changes in assets for the period ended October 31, 1994 are as follows:

KELLOGG COMPANY
SALARIED SAVINGS AND INVESTMENT PLAN

NOTES TO FINANCIAL STATEMENTS
- --------------------------------------------------------------------------------
4. MASTER TRUST (CONTINUED)
 KELLOGG COMPANY SAVINGS AND INVESTMENT PLANS: FOR THE PLAN YEAR ENDED OCTOBER
31, 1994
SCHEDULE OF ASSETS AND LIABILITIES FOR MASTER TRUST INVESTMENT ACCOUNTS

                                                      SHORT TERM                 BOND FUND                    FIXED INCOME FUND
                                                   INVESTMENT ACCOUNT        INVESTMENT ACCOUNT              INVESTMENT ACCOUNT
                                               11/1/93         10/31/94    11/1/93        10/31/94         11/1/93       10/31/94
                                               ------------------------    -----------------------         ----------------------
 CASH/EQUIVALENTS:
   Non-Interest Bearing                                 $0       $2,615    $1,241,113            $0              $0            $0
   Interest Bearing Cash                                $0           $0            $0      $149,329              $0            $0
   Certificates of Deposit                              $0           $0            $0            $0              $0            $0
                                               ------------------------    ------------------------        ----------------------
     TOTAL CASH/EQUIVALENTS                             $0       $2,615    $1,241,113      $149,329              $0            $0
                                               ------------------------    ------------------------        ----------------------
 RECEIVABLES                                        $2,800       $6,610      $169,592      $355,046        $810,567            $9
                                               ------------------------    ------------------------        ----------------------

 GENERAL INVESTMENTS:
   Long Term U.S. Gov't Securities                      $0           $0    $8,073,595    $6,909,396     $22,419,505            $0
   Short Term U.S. Gov't Securities                     $0           $0            $0            $0      $7,067,866            $0
   Long Term U.S. Municipal Securities                  $0           $0            $0            $0     $15,675,216            $0
   Corporate Debt - Long Term                           $0           $0    $2,632,477    $1,816,556              $0            $0
   Corporate Debt - Short Term                          $0           $0      $636,413       $90,822              $0            $0
   Corporate Stocks - Preferred                         $0           $0            $0            $0              $0            $0
   Corporate Stocks - Common                            $0           $0            $0            $0              $0            $0
   Shares of Registered Investment Co.                  $0           $0            $0            $0              $0            $0
   Value of Interest in Pooled Funds               $36,821   $1,343,305      $119,119      $279,481      $8,601,784        $2,014
   Guaranteed Investment Contracts                      $0           $0            $0            $0      $6,606,406    $7,200,983
                                               ------------------------   -------------------------      ------------------------
     TOTAL INVESTMENTS                             $36,821   $1,343,305   $11,461,604    $9,096,255     $60,370,777    $7,202,997
                                               ------------------------   -------------------------     -------------------------
     TOTAL ASSETS                                  $39,621   $1,352,530   $12,872,309    $9,600,630     $61,181,344    $7,203,006
                                               ------------------------  --------------------------     -------------------------
 PAYABLES                                               $0           $0            $0     ($105,531)             $0            $0
                                               ------------------------  --------------------------    --------------------------
     TOTAL LIABILITIES                                  $0           $0            $0     ($105,531)             $0            $0
                                               ------------------------  --------------------------    --------------------------
    NET ASSETS                                     $39,621   $1,352,530   $12,872,309    $9,495,099     $61,181,344    $7,203,006
                                               ========================  ==========================    ==========================
 During the plan year:
   Total costs of acquisitions of common stock                       $0                          $0                            $0
   Total proceeds from dispositions of common stock                  $0                          $0                            $0

     KELLOGG COMPANY                                                         11
     SALARIED SAVINGS AND INVESTMENT PLAN

NOTES TO FINANCIAL STATEMENTS
- --------------------------------------------------------------------------------

4. MASTER TRUST (CONTINUED)
 KELLOGG COMPANY SAVINGS AND INVESTMENT PLANS: FOR THE PLAN YEAR ENDED OCTOBER 31, 1994 SCHEDULE OF ASSETS AND LIABILITIES FOR MASTER TRUST INVESTMENT ACCOUNTS

                                                          EQUITY FUND                   COMPANY STOCK FUND
                                                      INVESTMENT ACCOUNT                INVESTMENT ACCOUNT
                                                     ------------------------         -----------------------
                                                     11/1/93        10/31/94         11/1/93        10/31/94
                                                     -------        --------         -------        --------
     CASH/EQUIVALENTS:
       Non-Interest Bearing                                 $0               $0               $0            $0
       Interest Bearing Cash                                $0               $0               $0            $0
       Certificates of Deposit                              $0               $0               $0            $0
                                                   -----------      -----------     ------------  ------------
         TOTAL CASH/EQUIVALENTS                             $0               $0               $0            $0
                                                   -----------      -----------     ------------  ------------
     RECEIVABLES                                           $49             $221           $1,274        $4,188
                                                   -----------      -----------     ------------  ------------
     GENERAL INVESTMENTS:
       Long Term U.S. Gov't Securities                      $0               $0               $0            $0
       Short Term U.S. Gov't Securities                     $0               $0               $0            $0
       Long Term U.S. Municipal Securities                  $0               $0               $0            $0
       Corporate Debt - Long Term                           $0               $0               $0            $0
       Corporate Debt - Short Term                          $0               $0               $0            $0
       Corporate Stocks - Preferred                         $0               $0               $0            $0
                                                   -----------      -----------     ------------  ------------
       Corporate Stocks - Common                   $47,748,019      $52,686,114     $164,142,461  $155,887,191
                                                   -----------      -----------     ------------  ------------
       Shares of Registered Investment Co.                  $0               $0               $0            $0
                                                   -----------      -----------     ------------  ------------
       Value of Interest in Pooled Funds               $17,861          $49,776           $1,461    $1,059,640
                                                   -----------      -----------     ------------  ------------
       Guaranteed Investment Contracts                      $0               $0               $0            $0
                                                   -----------      -----------     ------------  ------------
         TOTAL INVESTMENTS                         $47,765,880      $52,735,890     $164,143,922  $156,946,831
                                                   -----------      -----------     ------------  ------------
         TOTAL ASSETS                              $47,765,929      $52,736,111     $164,145,196  $156,951,019
                                                   -----------      -----------     ------------  ------------
     PAYABLES                                               $0               $0               $0            $0
                                                   -----------      -----------     ------------  ------------
         TOTAL LIABILITIES                                  $0               $0               $0            $0
                                                   -----------      -----------     ------------  ------------
         NET ASSETS                                $47,765,929      $52,736,111     $164,145,196  $156,951,019
                                                   ===========      ===========     ============  ============

     During the plan year:
       Total costs of acquisitions of
         common stock                                               $24,238,000                    $15,551,457
       Total proceeds from dispositions of
         common stock                                               $21,756,000                    $29,132,650

KELLOGG COMPANY                                                            12
SALARIED SAVINGS AND INVESTMENT PLAN

NOTES TO FINANCIAL STATEMENTS
4.  MASTER TRUST (CONTINUED)

                         KELLOGG COMPANY MASTER TRUST
                   FOR THE PLAN YEAR ENDED OCTOBER 31, 1994
            SCHEDULE OF INCOME AND EXPENSES, CHANGES IN NET ASSETS
 AND NET INCREASE (DECREASE) IN NET ASSETS OF MASTER TRUST INVESTMENT ACCOUNTS

                                              SHORT TERM         BOND FUND     FIXED INCOME FUND   EQUITY FUND      COMPANY STOCK
                                           INVESTMENT ACCOUNT ADVISORY ACCOUNT ADVISORY ACCOUNT  ADVISORY ACCOUNT  ADVISORY ACCOUNT
                                           ------------------ ---------------- ----------------- ----------------  ----------------
     Transfer of Assets Into
       Investment Account                      $177,677,120      $1,223,000          $13,738      $26,355,073         $11,523,034
     Earnings on Investments
       Interest                                     $83,247        $802,017       $1,265,377           $1,743             $24,856
       Dividends                                         $0              $0               $0               $0          $3,929,011
       Corporate Actions                                 $0              $0               $0               $0                  $0
       Pooled Fund Distributions                         $0              $0               $0               $0                  $0
       Miscellaneous                                     $0              $0               $0               $0                  $0
       Net Realized Gain/(Loss)                          $0       ($272,505)      $2,155,134       $3,198,564           ($288,125)
                                               ------------      ----------       ----------      -----------        ------------
     TOTAL ADDITIONS                           $177,760,367      $1,752,512       $3,434,249      $29,555,380         $15,188,776
                                               ------------      ----------       ----------      -----------        ------------
     Transfer of Assets Out of
       Investment Account                     ($176,447,458)    ($4,073,400)    ($54,983,152)    ($23,820,000)       ($28,074,662)
     Fees and Commissions                                $0        ($12,223)        ($67,168)        ($24,489)                 $0
                                               ------------      ----------       ----------      -----------        ------------
     TOTAL DISTRIBUTIONS                      ($176,447,458)    ($4,085,623)    ($55,050,320)    ($23,844,489)       ($28,074,662)
                                               ------------      ----------       ----------      -----------        ------------
     Change in Unrealized Appreciation                   $0     ($1,044,028)     ($2,362,267)       ($740,709)         $5,691,709
                                               ------------      ----------       ----------      -----------        ------------
     NET CHANGE IN ASSETS                        $1,312,909     ($3,377,139)    ($53,978,338)      $4,970,182         ($7,194,177)
                                               ------------      ----------       ----------      -----------        ------------
     NET ASSETS AT 10/31/93                         $39,621     $12,872,238      $61,181,344      $47,765,929        $164,145,196
                                               ------------      ----------       ----------      -----------        ------------
     NET ASSETS AT 10/31/94                      $1,352,530      $9,495,099       $7,203,006      $52,736,111        $156,951,019
                                               ============      ==========       ==========      ===========        ============

                                                                              13
KELLOGG COMPANY SALARIED
SAVINGS AND INVESTMENT PLAN

SCHEDULE OF ASSETS HELD OUTSIDE THE MASTER TRUST AT OCTOBER 31, 1994 FORM 5500 - ITEM 27A


                                                                                    MARKET       UNREALIZED
SECURITY DESCRIPTION                                  COST         PRICE             VALUE       GAIN/LOSS
TBC, Inc. Pooled Employee Funds
 Daily Liquidity Fund                        $        14,702      1.000      $        14,702       $  -

Loans to participants                              3,465,644      1.000            3,465,644

Brundage Story & Rose Managed
 Synthetic GIC Fund Variable Rate                 17,555,441      1.000           17,555,441

Morgan Bank GIC #40
 9.37% 6/1/96                                     47,895,595      1.000           47,895,595

John Hancock GAC #5917-10000
 8.30% 6/1/95                                     33,910,889      1.000           33,910,889

John Hancock GAC #5917-10001
 8.82% 6/1/97                                     52,274,469      1.000           52,274,469

Protective Life Ins. GIC #807-A
 6.08% 1/31/97                                    17,769,730      1.000           17,769,730

Provident Life GAC #627-05437-01A
 6.24% 6/30/97                                    13,244,699      1.000           13,244,699

Protective Life Ins. GIC #893-A
 4.86% 6/1/96                                      7,436,677      1.000            7,436,677

Provident Life GAC #627-05437-02A
 4.60% 6/3/96                                      7,451,503      1.000            7,451,503

Principal Mutual GAC #4-11730-01
 5.30% 12/1/98                                     7,848,968      1.000            7,848,968

Putnam Horizon Managed Synthetic
 GIC Variable Rate 6/1/99                         17,514,354      1.000           17,514,354

Peoples Security Ins Co #BDA00379FR
 5.15% 12/1/97                                     8,194,170      1.000            8,194,170

Allstate Life Insurance GAC #5686
 8.13% 12/1/98                                     5,004,426      1.000            5,004,426

Commonwealth Life #ADA00668FR
 7.54% 6/1/98                                     14,298,523      1.000           14,298,523

John Hancock GAC #7606
 7.87% 12/1/98                                     5,004,228      1.000            5,004,228
                                             ---------------                 ---------------       -----

                                             $   258,884,018                 $   258,884,018       $  -
                                             ===============                 ===============       =====

KELLOGG COMPANY SALARIED                                                     14
SAVINGS AND INVESTMENT PLAN

SCHEDULE OF REPORTABLE TRANSACTIONS
FORM 5500 ITEM 27D(1)



                                                 CURRENT VALUE AT TRANSACTION DATE          COST OF          NET
                                                       NET                    NET          SECURITIES      REALIZED
IDENTITY OF ISSUE                                PURCHASE PRICE           SALES PRICE        SOLD           GAIN
Protective Life Ins. GIC #893-A
 4.86% 6/1/96                                   $  11,580,632           $  13,007,164  $  13,007,164       $   -

Provident Life GAC #3702A
 4.60% 6/3/96                                      11,504,600              12,949,494     12,949,494

John Hancock GAC 5917-10000
 8.30% 6/1/95                                       3,861,796              17,348,990     17,348,990

Putnam Horizon Managed Synthetic
 GIC Variable Rate 6/1/99                          17,514,354

Brundage Story & Rose Managed
 Synthetic Fund Variable Rate                      17,555,441

(1) Represents Plan's interest in a transaction (or a series of transactions of the same issue) in excess of five percent of the Plan's assets available at November 1, 1993.